American Century California Tax-Free and Municipal Funds
                             Rule 10f-3 Transaction Summary
                                 For Period Ending 8/31/99
Fund  Issuer  CusipPrincipal  Purcha  CouponMaturity  Trade Date  PriceC
CA Limited Term Tax-Free Foothill Eastern Trans.345105EE6 $ 19,105 $ 5,000 4.380%01/15/07 07/16/1999 $99.213 Goldman Sachs